UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2008

STANDARD MICROSYSTEMS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-7422	11-2234952
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 Arkay Drive, Hauppauge, New York		11788-3728
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	631 434-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) In connection with Ms. King’s appointment as President and Chief Executive Officer, the Registrant and Ms. King entered into an employment agreement as of October 1, 2008 (the "Agreement") with an effective date of October 20, 2008 (the "Effective Date"). The Agreement was authorized by the Registrant’s Compensation Committee and Board of Directors. The Agreement has an initial term of 4 years with one year automatic renewals unless terminated prior to the end of the then current term by either party on 180 days prior notice. The Agreement provides that Ms. King will receive an annual salary of $625,000 and an annual target bonus of no less than 150% of base annual salary with no less than an additional 20% upside increment for over performance pursuant to the Registrant’s management incentive plan (the "MIP"); provided that, in lieu of receiving a fiscal year 2009 bonus, Ms. King will receive a bonus of $300,000 half payable in cash in a lump sum on May 20, 2009 and half payable in restricted stock on the same date that participants in the MIP receive their full year fiscal 2009 restricted stock grants, subject to Ms. King’s employment on the applicable payment date. The restricted stock granted vests at a rate of 25% per year on the first two yearly anniversaries of the grant date, and 50% on the third yearly anniversary of the grant date, provided Ms. King continues to remain employed by the Registrant on the vesting date. Ms. King will also be granted Three Hundred Thousand (300,000) inducement stock options on the Effective Date, and a quarterly award of 37,500 stock appreciation rights ("SARS") on the same schedule as SARS are awarded to the Registrant’s Directors beginning in April 2009. In addition Ms. King will receive 18,750 SARS in January 2009 on the same schedule as SARS are awarded to the Registrant’s Directors. All inducement stock options vest at a rate of 25% per year on each yearly anniversary of the grant date and all SARS vest at a rate of 33% per year on each yearly anniversary of the grant date, provided Ms. King continues to be employed on the vesting date.

In order to allow Ms. King to focus her energies exclusively on the Registrant’s business, expedite the transition of her full time residence to New York, and not be distracted by the sale of her current residence in Idaho, the Agreement provides that Ms. King will receive (i) a special relocation bonus in the amount of $250,000, payable in restricted stock granted on the Effective Date, and (ii) a lump sum cash payment (the "Cash Payment") equal to the difference between $2.1 million and the amount Ms. King receives from Paragon Relocation Resources ("Paragon"), pursuant to the Registrant’s standard relocation policies, in connection with the disposition of her current residence in Pocatello, Idaho. If, for example, Ms. King receives $1.35 million from Paragon, then she would receive a $750,000 lump sum cash payment from the Registrant. To date, Paragon has obtained one appraisal for Ms. King’s residence at a value of $1.35 million. The Cash Payment will be grossed up for applicable taxes with the gross up payable on May 20, 2009, and will not be paid until after the Effective Date and after Ms. King closes on a primary residence in the area of the Registrant’s Hauppauge, NY headquarters. The restricted stock award ("RSA") will vest as follows: 25% after the second anniversary of the date of the grant, 25% after the third anniversary of the date of the grant and 50% after the fourth anniversary of the date of the grant provided that Ms. King remains employed by the Registrant on the applicable vesting date. Ms. King will also be reimbursed for temporary living expenses in the Hauppauge, New York area and the movement of household and other items as set forth in the Agreement.

In the event Ms. King’s employment is terminated by the Registrant without Cause, or by her for Good Reason (both as defined in the Agreement), (i) she will receive a lump sum payment equal to 2 years base salary and two times the Bonus Termination Payment (as defined in the Agreement), and (ii) all stock options, restricted stock or SARS that would have vested within one year after termination shall immediately vest, except that if Ms. King is terminated within one year following a change in control of the Registrant, all unvested equity instruments shall vest immediately on the date of termination and she shall receive two times her target bonus in effect immediately prior to the date of termination. If the Registrant does not renew the Agreement, Ms. King’s employment will terminate upon the expiration of the then current term and she shall receive a lump sum cash payment equal to (i) one year’s base salary and (ii) the Bonus Termination Payment (as defined in the Agreement). In addition, all stock options, restricted stock or SARS that would have vested within one year after termination shall immediately vest.

The Registrant does not anticipate that any compensation received by Ms. King in excess of $1,000,000 for any fiscal year of the Registrant will be deductible by the Registrant.

Ms. King is also subject in the Agreement to non-compete and non-solicit restrictions that range from one to two years depending on the circumstances of termination, and confidentiality and trade secret restrictions. Ms. King is entitled to six weeks vacation under the Agreement.

Ms. King and the Registrant also executed the Registrant’s standard Form of Indemnity Agreement, previously described and disclosed as Exhibit 10.1 to the Form 8-k filed by the Registrant on November 23, 2005.

The description of the Agreement is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference

(d) The disclosure in Item 5.02(c) above relating to the Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

( d ) Exhibits
10.1* - Employment Agreement between Standard Microsystems Corporation and Christine King dated October 1, 2008.

*indicates a management or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

October 3, 2008	By:	/s/ Steven J. Bilodeau

Name: Steven J. Bilodeau
Title: Chairman, Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Standard Microsystems Corporation and Christine King dated October 1, 2008.